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                                                                EXHIBIT 4.6





                                       SECURITY AND COLLATERAL AGENCY AGREEMENT
                                dated as of September __, 1996, among PSF
                                HOLDINGS, L.L.C., a Delaware limited liability company (the "Guarantor"), PREMIUM STANDARD FARMS, INC., a Delaware corporation and a wholly owned subsidiary of the Guarantor (the "Company"), each subsidiary of the Company listed on Schedule I hereto (each such subsidiary individually, a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"; the Guarantor, the Company and the Subsidiary Guarantors are referred to collectively herein as the "Grantors"), and FLEET NATIONAL BANK, a national banking association, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

        WHEREAS, the Company proposes to issue up to $10,000,000 aggregate principal amount of its Senior Secured Second Priority Notes due 2002 (the "Second Priority Notes") pursuant to the Note Purchase Agreement of even date herewith among the Company, the Guarantor and Morgan Stanley Group, Inc. (as from time to time amended and in effect, the "Note Agreement"), the Company's obligations with respect to the Second Priority Notes and under the Note Agreement and the other Security Documents, including any amendments, extensions and modifications thereto, being referred to herein as the "Second Priority Obligations"; and

        WHEREAS, the Company proposes to issue its 11% Senior Secured Notes due 2003 in an original aggregate principal amount of $117,500,000 and interest thereon in the form of additional such Notes (collectively, the "Securities") pursuant to the Indenture, the Company's obligations with respect to the Securities and under the Indenture and the other Security Documents, including any amendments, extensions and modifications thereto, being referred to herein as the "Securities Obligations"; and

        WHEREAS, the Guarantor and Subsidiary Guarantors, pursuant to the Note Agreement, the Guaranty Agreements (as defined in the Note Agreement), the Indenture and the Subsidiary Guaranty Agreements, have guaranteed, or will hereafter guarantee, the due payment and performance of all of the Obligations; and

        WHEREAS, concurrently herewith the Guarantor and the Company have entered into a Credit Agreement, dated as of September __, 1996 and related security documents (collectively, as from time to time in effect, the "Senior Loan Documents") with The Chase Manhattan Bank and other lenders identified therein with respect to borrowings by the Company of up to an aggregate principal amount not exceeding $90,000,000 (together with interest thereon and the other fees and expenses provided for in the Senior Loan Documents, the "First Priority Debt") and pursuant to which the Grantors have granted a first priority security interest and lien in the Collateral to secure the First Priority Debt; and

        WHEREAS, the Note Agreement and the Indenture contemplate that the
Second Priority Obligations and the Securities Obligations will be secured by the Collateral assigned, transferred, mortgaged and pledged hereunder and under the other Security Documents provided for therein or herein by the Grantors to the Collateral Agent for the benefit of the holders of the Second Priority
Notes and the Securities, any proceeds thereof to be applied first to the payment in full of
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                                                                               2

the Second Priority Notes and thereafter to the payment in full of the Securities, all as herein provided, subject to the prior liens and security interests in such Collateral granted by the Grantors for the benefit of the First Priority Creditors (as defined herein); and

        WHEREAS, the Guarantor, the Company, the Senior Collateral Agent and the Collateral Agent have entered into an Intercreditor Agreement of even date herewith (as from time to time in effect, the "Intercreditor Agreement"), pursuant to which the parties thereto have acknowledged their respective interests in the Collateral and have set forth the relative positions with respect thereto of the First Priority Creditors, on the one hand and the Secured Parties, on the other hand; and

        WHEREAS, the holders of the Second Priority Notes in the Note Agreement have agreed to be bound by the terms and provisions of the Agreement and the Intercreditor Agreement and the holders of the Securities, in accepting delivery thereof, have acknowledged that their rights and interests in any proceeds of the Collateral and Real Estate are third in priority after those of the holders of the First Priority Debt and the Second Priority Notes and have agreed to be bound by the terms and provisions of this Agreement and the Intercreditor Agreement.

        Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                   ARTICLE I

                                  Definitions

        SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

        SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

        "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

        "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

        "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.


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        "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c)
Equipment, (d) General Intangibles, (e) Inventory, (f) Proceeds, (g) Payments,
(h) Capital Stock of the Guarantor's and Company's subsidiaries, and (i) cash and cash accounts (including the Concentration Account, the Collection Deposit Accounts and any other accounts established in the name of the Company with the Senior Collateral Agent), whether now owned or hereafter acquired. For purposes of Article VI hereof, the term Collateral shall also include Real Property.

        "Collection Deposit Account" shall mean a lockbox account of a Grantor maintained for the benefit of the Secured Parties with the Collateral Agent or with a Sub-Agent pursuant to a Lockbox and Depository Agreement.

        "Concentration Account" shall mean the cash collateral account to be established at the office of the Collateral Agent in the name of the Collateral Agent pursuant to the Lockbox and Depository Agreements.

        "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

        "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

        "Credit Agreement" shall have the meaning assigned to such term in the Recitals to this Agreement.

        "Documents" shall mean all instruments, documents of title, drafts, notes, acceptances and chattel paper, whether now owned or hereafter acquired, files, records, ledger sheets and documents covering or relating to any of the Collateral.

        "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

        "Events of Default" shall mean the Events of Default defined in the Second Priority Notes and in the Indenture.

        "First Priority Creditors" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Senior Collateral Agent, (d) the Issuing Bank,
(e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Senior Loan Document and (f) the successors and
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                                                                               4


assigns of each of the foregoing, which capitalized terms if not defined herein have the meanings provided in the Credit Agreement.

        "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

        "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

        "Grantor" shall have the meaning assigned to that term in the opening paragraph of this Agreement.

        "Indemnity Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement of even date herewith among the Company and the Subsidiary Grantors, as from time to time in effect.

        "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

        "Intercreditor Agreement" shall have the meaning assigned to that term in the Recitals to this Agreement.

        "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including all farm products and inventories of the following types: (a) all hogs, pigs and swine ("Stock"), Stock in gestation, Stock semen and Stock embryos, including all increase thereof, issue thereof (including conceived but unborn young), and products thereof, including processed pork, owned or held by the Grantor, now or hereafter existing, including any of the foregoing that are returned to or repossessed by or on behalf of any Grantor, and all accessions thereto, products thereof and documents therefor and (b) all stores and supplies now owned or hereafter acquired by any Grantor, including feed, seed, fertilizer, chemicals, pesticides and all other such supplies used in any Grantor's operations.

        "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule
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                                                                            5


III (other than, to the extent so indicated on Schedule III, those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as license thereunder).

        "Lockbox and Depository Agreement" shall mean any Lockbox and Depository Agreement substantially in the form of Annex 1 hereto among a Grantor, the Collateral Agent and a Sub-Agent.

        "Lockbox System" shall have the meaning assigned to such term in
Section 5.02.

        "Majority Holders" shall mean the holders of more than 50% of the sum of (i) the aggregate outstanding principal amount of the Second Priority Notes, and (ii) the aggregate outstanding amount of the unused Purchase Commitments under the Note Agreement, and (iii) the aggregate outstanding principal amount of the Securities, as respectively determined from the records of the Company and the Security Register under the Indenture, acting as a single class.

        "Majority Noteholders" shall mean the holders of more than 50% of the sum of (i) the aggregate outstanding principal amount of the Second Priority Notes and (iii) the aggregate outstanding amount of the unused Purchase Commitments under the Note Agreement.

        "Majority Securities Holders" shall mean the holders of more than 50% of the outstanding principal amount of the Securities.

        "Note Agreement" shall have the meaning assigned to such term in the Recitals to this Agreement.

        "Noteholders" shall mean the Purchasers and the holders of the Second Priority Notes.

        "Obligations" shall mean the Second Priority Obligations and the Securities Obligations.

        "Ordinary Course of Business" means, with respect to sales of Inventory or services performed, all sales of Inventory or services performed by the Company in the ordinary course of business, but in any event excluding (i) "bulk transfers" as defined in Section 6-102 of the Uniform Commercial Code, (ii) such sales and services after the time there shall have occurred an Event of Default under Section 6.01(8) or (9) and (iii) such sales and services after the time the Collateral Agent has taken possession of such Inventory after the occurrence of an Event of Default and the Company has rights in such Inventory pursuant to
Section 9-506 of the Uniform Commercial Code.

        "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention or which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a

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                                                                          6


Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

        "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

        "Payments" shall mean all payments under any governmental subsidy, loan or payment programs, or the like, including all subsidy deficiency, diversion, disaster and price support payments and each Grantor's beneficial interest under any trust or letter of credit established for the benefit of such Grantor (and others, if applicable) under any Federal or state laws, Agricultural Commodities Act, the United States Warehouse Act and the like.

        "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Company.

        "Pledge Agreement" shall mean the Pledge Agreement of even date herewith among the Guarantor, the Company and the Subsidiary Pledgers (as therein defined) and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

        "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent pursuant to the Lockbox System,
(b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, or future breach of any License and (iv) past, present or future infringements of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Purchaser" shall mean each Purchaser under the Note Agreement.

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        "Second Priority Notes" has the meaning assigned to such term in the
Recitals to this Agreement.

        "Second Priority Obligations" shall have the meaning assigned to such term in the Recitals to this Agreement.

        "Securities Obligations" shall have the meaning assigned to such term in the Recitals to this Agreement.

        "Secured Notes" shall mean the Second Priority Notes and the Securities at the time outstanding.

        "Secured Parties" shall mean (a) the Purchasers and the holders of the Second Priority Notes, (b) the holders of the Securities, (c) the Trustee and
(d) the Collateral Agent.

        "Securityholders" means the holders of the Secured Notes.

        "Security Interest" shall mean the security interests granted under
Section 2.01.

        "Senior Loan Documents" shall have the meaning assigned to that term in the Recitals to this Agreement.

        "Senior Security Agreement" shall mean the Security Agreement of even date herewith among the Grantors and The Chase Manhattan Bank, as collateral agent for the benefit of the First Priority Creditors, as amended or modified from time to time.

        "Stock" shall have the meaning assigned to that term in the definition of Inventory.

        "Sub-Agent" shall mean a financial institution that shall have delivered to the Collateral Agent an executed Lockbox and Depository Agreement.

        "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

        "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
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     SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.1 of the Indenture shall be applicable to this Agreement.


     SECTION 1.04. Actions by Securityholders. Any request, demand, authorization, direction, notice, consent or waiver or other action hereunder to be given or taken by Securityholders, by Noteholders, Holders or Purchasers must be embodied in and evidenced by one or more instruments in substantially similar tenor signed by such Persons in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Collateral Agent. Such instrument or instruments (and the actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Actions" of the Persons signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Collateral Agent and the Company, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Collateral Agent deems sufficient.

     Any request, demand, authorization, direction, notice, comment or waiver or other Action hereunder of any Purchaser or the holder of any Second Priority Note or any of the Securities shall bind all future successors and assigns of such Purchaser and shall bind every future holder of the same security and the holder of any security issued upon the transfer or exchange thereof or in lieu thereof in respect of anything done, omitted or suffered to be done by the Collateral Agent or any Guarantor in reliance thereon, whether or not notation of such action is made upon such security.

     SECTION 1.05. Application of Trust Indenture Act. The Trust Indenture Act shall apply as a matter of law (or to the extent not so required, as a matter of contract) to this Agreement and the other Security Documents for purposes of interpretation, construction and definition of rights and obligations hereunder and under the other Security Documents. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Agreement, the latter shall control. If any provision hereof or thereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Agreement or such other Security Document as so modified or excluded, as the case may be.

     SECTION 1.06. Respective Rights of Securityholders The Security Interest hereunder and the security granted under the other Security Documents are intended for the benefit of all the Secured Parties, provided, only, that any proceeds hereunder or thereunder collected by the Collateral Agent are to be applied, after payment of its fees and expenses, first to payment in full of the Second Priority Obligations and thereafter to payment of the Securities Obligations.
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                                                                               9



        With respect to all other Actions taken by Securityholders hereunder or thereunder, the holders of the Second Priority Notes and the Securities shall act as a single class.


                                   ARTICLE II

                               SECURITY INTEREST

        SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

        SECTION 2.02. Other Security. As additional security for the payment or performance of Obligations, and in confirmation of the grant of the Security Interest, there are concurrently herewith being, or will hereafter be, delivered to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, (a) by the Company, the documents identified in
Schedule VI hereto, mortgaging all of its Real Property and the Assignment of Contracts and (b), by one or more of the Guarantor, the Company and the Subsidiary Pledgors (as therein defined), the Pledge Agreement, pledging the Capital Stock of the Subsidiaries, the Indemnity Agreement and the ancillary agreements referred to therein. The Collateral Agent's rights, interests and duties under such documents are to be construed and exercised in a manner consistent with the provisions of this Agreement.

        SECTION 2.03. No Assumption of Liability. The Security Interest and the Mortgages are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that;

        SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

        SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Section 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing continuation statements. Each Grantor shall ensure that such financing statements are filed in said offices promptly after the execution and delivery of this Agreement.

        (b) Each Grantor shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

        SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected by the filing of such financing statements in each jurisdiction and upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section
6.10 of the Note Agreement and Section 10.14 of the Indenture.

        SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.10 of the Note Agreement and Section 10.14 of the Indenture. Other than the filings made with respect to the First Priority Debt, the Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 10.14 of the Indenture.

                                   ARTICLE IV

                                   COVENANTS

        SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

        (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

        SECTION 4.02. Periodic Certification. (a) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 7.4 of the Indenture, the Company shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Company (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

        (b) Concurrently with the delivery of the certificate required by clause (a) above, the Company shall deliver to the Collateral Agent an Officer's Certificate certifying that, based upon their review of the Indenture, the Security Documents and other relevant information and after consulting with counsel, the Company is in compliance with its covenants in the Indenture, the Note Agreement, and Security Documents, including without limitation Sections 3.02, 4.01, 4.04, 4.07 and 4.13 of this Agreement, Sections 2, 15 and 23 of the Pledge Agreement, Sections 16, 18, 19 and 20 of the Texas Deed of Trust, Sections 16, 18, 19 and 20 of the Missouri Deed of Trust, Section 10.22 of the Indenture, and Section 6.11 of the Note Agreement, or if a default under any of the foregoing is continuing, describing the same and setting forth the actions being undertaken by the Company to cure the same.

        SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.10 of the Note Agreement and Section 10.14 of the Indenture.

        SECTION 4.04 Further Assurances. Each Grantor agrees that, whenever it files any further instruments and documents or takes any other action to better assure, preserve, protect and perfect the security granted to the holders of the First Priority Debt or whenever it is necessary to further assure, preserve, protect or perfect the Security Interests, it will forthwith notify the Collateral Agent thereof and will promptly, at its own expense, execute, acknowledge, deliver and cause to be duly filed comparable instruments and documents and take such comparable actions to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby to the same extent as may be granted to the First Priority Debt.

        Without limiting the generality of the foregoing, each Grantor hereby agrees, from time to time, to supplement this Agreement by supplementing
Schedule II, III, IV or V hereto or adding additional schedules hereto to after-acquired asset or item that may constitute Copyrights, Licenses, Patents or Trademarks. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it acquires the same.

        SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, health or other condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with the Secured Parties or their respective legal, financial or other advisor.

        SECTION 4.06. Taxes: Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.10 of the Note Agreement and
Section 10.14 of the Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Note Agreement, the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises or any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the Note Agreement and the Indenture.

     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not by filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observer and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions there of, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

     SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect to the Collateral, except as expressly permitted by Section 6.10 of the Note Agreement and Section 10.14 of the Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory and Hedge Agreements may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Note Agreement or the Indenture. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation or law or otherwise.

     SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, without first obtaining the written consent of the Majority Holders.

     SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their properties, including the Inventory and Equipment, in accordance with Section
10.7 of the Indenture, and shall cause such policies to be endorsed or otherwise amended to name the Collateral Agent as a loss payee, as its interest may appear, and to provide that such policies may not be terminated without 30 days prior written notice to the Collateral Agent. Annually with the delivery of the certificate required by Section 4.02(a) hereof, the Company shall deliver to the Collateral Agent a list of all the insurance policies maintained by the Company, together with certification by the insurers that the same are in full force and effect. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the collateral Agent may, without having any obligation to do so and without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

        SECTION 4.12. Legend. Each Grantor shall legend its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

        SECTION 4.13. Covenants Regarding Patent. Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

        (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

        (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

        (d) In no event shall any grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and executes and delivers to the Collateral Agent and files or records any and all agreements, instruments, documents and papers as may be necessary to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright.

        (e) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

        (f) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

        (g) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                   ARTICLE V

                                  Collections

        SECTION 5.01. Senior Lockbox System. (a) The Grantors have established in the name of the Senior Collateral Agent, and subject to the control of the Senior Collateral Agent pursuant to certain Lockbox and Depository Agreements between the Grantors and the Senior Collateral Agent, for the ratable benefit of the First Priority Creditors, a system of lockboxes and related deposit accounts into which the Proceeds of all Accounts Receivable and Inventory shall be deposited and forwarded to the Senior Collateral Agent in accordance with said Lockbox and Depository Agreements. The Senior Collateral Agent has been notified of the Security Interest and in the Intercreditor Agreement the Senior Collateral Agent has acknowledged that it holds any Collateral in its possession as bailee for the Collateral Agent for the benefit of the Secured Parties, subject only to the prior rights of the First Priority Creditors. Until the claims of the First Priority Creditors have been satisfied in full, the Grantors shall comply with their obligations under the Senior Loan Documents.

     SECTION 5.02. Successor Lockbox System. (a) Concurrently with the satisfaction in full of the claims of the First Priority Creditors, the Grantors shall establish in the name of the Collateral Agent, and subject to the control of the Collateral Agent, pursuant to the Lockbox and Depository Agreements, for the benefit of the Collateral Agent and the Secured Parties, a system of lockbox and related deposit accounts (the "Lockbox System") into which the Proceeds of all Accounts Receivable and Inventory, including any then held by the Senior Collateral Agent as bailee, shall be deposited and forwarded to the Collateral Agent in accordance with the Lockbox and Depository Agreements and thereafter shall comply with the provisions of this Article V with respect to all collections.

     (b) All Proceeds of Inventory and Accounts Receivable that have been received on any Business Day through the Lockbox System will be transferred into the Concentration Account on such Business Day to the extent required by the applicable Lockbox and Depository Agreement. All Proceeds stemming from the sale of a substantial portion of the Collateral (other than Proceeds of Accounts) that have been received by a Grantor on any Business Day will be transferred into the Concentration Account on such Business Day. All Proceeds received on any Business Day by the Collateral Agent pursuant to Section 5.03 will be transferred into the Concentration Account on such Business Day.

     (c) The Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Grantor acknowledges and agrees that
(i) such Grantor has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall continue to be collateral security for all of the Obligations and (iii) upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's election, the funds on deposit in the Concentration Account shall be applied as provided in Section 6.03. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly remit any funds on deposit in the Concentration Account to the General Fund Account and the Company shall have the right, at any time and from time to time, to withdraw such amounts from the General Fund Account as it shall deem to be necessary or desirable.

     (d) Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), the Concentration Account will, without any further action on the part of any Grantor, the Collateral Agent or any Sub-Agent, convert into a closed lockbox account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. Each Grantor irrevocably authorizes the Collateral Agent to notify each Sub-Agent (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (d). Following the occurrence of an Event of Default, the Collateral Agent may instruct each Sub-Agent to transfer immediately all funds held in each deposit account to the Concentration Account.

     SECTION 5.03. Collections. (a) Each Grantor agrees after the claims of the First Priority Creditors have been fully satisfied, (i) to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts Receivable or in respect of any Inventory to make all such payments directly to the Lockbox System established in accordance with Section 5.02, (ii) to use all reasonable efforts to cause each Account Debtor and every other person identified in clause (i) above to make all payments with respect to Accounts Receivable and Inven-tory directly to such Lockbox System and (iii) promptly to deposit all payments received by it on account of Accounts Receivable and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Collateral Agent.

        (b) Without the prior written consent of the Collateral Agent, no Grantor shall, in a manner adverse to the Secured Parties, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in the Lockbox System. Until the Collateral Agent shall have advised the Grantors to the contrary, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts Receivable, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may at the option of the Collateral Agent be terminated upon the occurrence and during the continuance of any Event of Default.

        SECTION 5.04. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Security Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Security Document, by law or otherwise.



                                   ARTICLE VI

                                    Remedies

        SECTION 6.01. Remedies upon Default. Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (to the extent permitted by law) to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, the provisions of any Mortgage related thereto or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

        The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral governed by that statute. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

        SECTION 6.02. Acceleration and Directions by the Security Holders. Upon the occurrence and during the continuance of a Specified Note Agreement Event of Default, the Majority Noteholders, acting as a single class, may accelerate the Second Security Notes and request the Collateral Agent to exercise its rights and the remedies under this Agreement. Upon receipt of such request, the Collateral Agent shall give written notice to the Security holders of the enforcement action proposed by the Majority Noteholders and, unless the Majority Holders provide other directions to the Collateral Agent as hereinafter provided within 30 days of such notice, the Collateral Agent shall proceed in accordance with the Majority Noteholders' request. Thereafter, or upon the occurrence and during the continuation of any other Event of Default, the Majority Holders, acting as a single class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or exercising any trust or power conferred upon the Collateral Agent by Actions in accordance with Section 1.04 hereof, provided, that such direction shall not be in conflict with any rule of law and that the Collateral

Agent may take any other action deemed proper by the Trustee which is not inconsistent with such direction. For purpose of this Section, a "Specified Note Agreement Event of Default" shall mean any Event of Default specified in clauses (ii) (with respect to the Company's failure to comply with Sections 6.4, 6.5, 6.6, 6.8, 6.9, 6.10 or 6.11 of the Note Agreement), (vi), (vii) or (viii) of the Second Priority Notes.

     SECTION 6.03. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, any money collected by the Collateral Agent pursuant to this Agreement or any other Security Document shall be applied by the Collateral Agent as follows:

               FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder and under the other Security Documents or as Trustee under the Indenture) in connection with the management, operation and maintenance of any Collateral after an Event of Default and any collection or sale of the Collateral or otherwise in connection with this Agreement, any other Security Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Security Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;

               SECOND, to the payment in full of Second Priority Obligations the amounts so applied to be distributed among the Purchasers and the holders of the Second Priority Notes pro rata first in accordance with the amounts of accrued and unpaid interest on the Second Priority Notes, second in accordance with the amounts of principal due with respect to the Second Priority Notes and third in accordance with the other Second Priority Obligations owed to them on the date of any such distribution);

               THIRD, to the Trustee for the payment in full of the Securities Obligations (the amounts so applied to be distributed among the holders of Securities pro rata in accordance with the amounts of Securities Obligations owed to them on the date of any such distribution); and

               FOURTH, to the Grantors, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

        SECTION 6.05.  Trust Indenture Act Requirements;  Release of
                       Collateral.

        (a) The release of any Collateral from the terms of, or the release in whole or in part of the Liens created by this Agreement, any of the Security Documents or the Indenture, will not be deemed to impair the security interests thereunder in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Security Documents and the Indenture.

        (b) Subject to the provisions of Sections 6.06 and 6.07 hereof, to the extent applicable, without limitation, the Company, the Guarantor and each other obligor on the Secured Notes shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate required by Section 314(d) of the Trust Indenture Act may be made by two officers of the company, except in cases which Section 314(d) of the Trust Indenture Act requires that such certificate be made by an independent Person.

        (c) In the case of transactions permitted by 6.06(a), the Company may effect compliance with the provisions of this Section 6.05(c) by delivering to the Collateral Agent within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers' Certificate to the effect that all such transactions during the preceding six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Company as permitted herein. The fair value of Collateral released from the Lien of the Security Documents pursuant to Section 6.06(a) shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien of the Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the Trust Indenture Act; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Collateral Agent all certificates described in the preceding sentence that were required to be furnished to the Collateral Agent at or prior to such time.

        SECTION 6.06. Disposition of Certain Collateral without Requesting Release.

        (a) Notwithstanding the provisions of Section 6.05 hereof, so long as the Company complies with the provisions of Section 6.05(c), the Company and the Guarantor may, pursuant to and in accordance with this Agreement, the other Security Documents, the Note Agreement and the Indenture, without requesting the release or consent of the Collateral Agent:

               (i) sell or dispose of in the ordinary course of business, free from the Liens of the Security Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in its reasonable opinion, may have become obsolete or unfit for use in the conduct of its businesses or the operation of the Collateral upon replacing the same with or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of, so long as such new Subject Property becomes subject to the Lien of the Security Documents, which new Subject Property shall without further action become Collateral subject to the Lien of the Security Documents;

               (ii) abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company or the Guarantor and the maintenance of their respective earnings and is not material to the conduct of the business of the Company, the Guarantor and their Subsidiaries taken as a whole;

               (iii) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of the Company's or the Guarantor's real property, provided that such grant will not, in the reasonable opinion of the Company's Board of Directors, impair the usefulness of such property in the conduct of the Company's or the Guarantor's business, and will not be prejudicial to the interests of the Securityholders;

               (iv) sell, transfer or otherwise dispose of Inventory in the Ordinary Course of Business, or

               (v) sell, collect, liquidate, factor or otherwise dispose of Accounts and Accounts Receivable in the ordinary course of business; or

               (vi) make cash payments (including for the scheduled repayment of Debt) from cash that is at any time part of the Collateral in the Ordinary Course of business that are not otherwise prohibited by the Indenture and the Security Documents; provided, however, that such cash payments may not be made from funds on deposit in the Concentration Account except as provided in Section 5.02 hereof.

          (b) Notwithstanding the provisions of Subsection (a) above, (x) the Company and the Guarantor shall not dispose of or transfer (by lease, assignment, sale or otherwise), or pledge, mortgage or otherwise encumber (other than Liens permitted by Section 6.10 of the Note Agreement and Section 10.14 of the Indenture), Collateral pursuant to the provisions of Subsection (a) above with a fair value to the Company equal to 10% or more of the aggregate fair value of all Collateral then existing (as determined in the good faith judgment of the Company or the Guarantor and, if required by the Trust Indenture Act, an independent appraiser), in any transaction or any series of related transactions without complying with Sections 10.10 of the

Indenture and Section 6.05 hereof; and (y) the right of the Company and the Guarantor to rely upon the provisions of Subsection (a) above from the date of this Indenture to December 31, 1996 and for each semiannual period thereafter shall be conditioned upon the Company and the Guarantor delivering to the Collateral Agent, on or before February 28, 1997 and thereafter within 60 days following each June 30 and December 31, an Officer's Certificate to the effect that all of such dispositions by the Company and the Guarantor during such preceding semiannual period ending on such dates (other than such dispositions, collections or payments wherein the Company and the Guarantor have complied with Section 6.05 hereof) were in the ordinary course of their business and that the proceeds therefrom were used by the Company in connection with its business.

        (c) Any disposition of Collateral made in compliance with the provisions of this Section 6.06 shall be deemed not to impair the Liens of the Security Documents in contravention of the provisions of this Indenture.

        (d) Upon receipt of a Company Request and subject to Section 314(c) of the Trust Indenture Act and Section 1.2 of the Indenture, the Collateral Agent shall execute and deliver, within five business days from the receipt of the Company Request, any instrument deemed by the Company to be necessary or appropriate to dispose of portions of the Collateral pursuant to this Section
6.06 if the provisions of this Section 6.06 have been complied with.

    SECTION 6.07.  Releases.

    (a) So long as no Event of Default has occurred and is continuing, whenever any property of the Company which shall be subject to the Lien of the Security Documents (including securities pledged under the Pledge Agreement) is disposed of in accordance with Section 10.10 of the Indenture, the Collateral Agent shall release the same from the Lien hereof or thereof upon receipt by the Collateral Agent of the following:

                1. A copy of a resolution of the Board of Directors of the Company, requesting such release;

                2.  An Officers' Certificate stating in substance as follows:

                    (a) That the Company has sold or exchanged, or contracted to sell or exchange, the property so to be released for a consideration representing, in the opinion of the signers, its full value to the Company, which consideration may be cash and/or other property, to be described in reasonable detail in such certificate;

                    (b) That the retention of such property is no longer desirable in the conduct of the business of the Company; and

                    (c) That any money stated in said certificate to have been received in consideration for any such sale or exchange is being applied in accordance with the applicable provisions of the Senior Loan Documents, the Note Agreement or Section 10.10 of the Indenture.

        3. An Opinion of Counsel to the effect that the Security Documents or other designated deeds or instruments of conveyance, assignment or transfer covering any property included in the consideration for such release or acquired with the proceeds of such sale, are sufficient to subject the same to the security interest granted by this Agreement or the other Security Documents.

    (b) Upon receipt of the Officers' Certificate and Opinion of Counsel required by Section 15.4(b) of the Indenture, the Collateral Agent must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the other Security Documents; and

    (c) Whenever Collateral is to be released pursuant to Section 15.4 of the Indenture, the Collateral Agent will execute any reasonable documents or termination statement necessary to release the Lien of this Agreement and the other Security Documents.

        SECTION 6.08. Suits to Protect the Collateral. Upon the occurrence of an Event of Default and subject to the provisions of the Security Documents and the Intercreditor Agreement, (i) the Collateral Agent may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantor and (ii) the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, the Indenture or the Note Agreement, including such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Secured Parties in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order would impair the security interests or be prejudicial to the interests of the Secured Parties or the Collateral Agent), except as otherwise provided in Sections 7.09(b) and 7.15(b).

        SECTION 6.09. Determinations Relating to Collateral. In the event (i) the Collateral Agent shall receive any written request from the Company or the Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or the Guarantor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument, then, in each such event, the Collateral Agent shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by an Act of the Majority Holders, pursuant to
Section 1.04.

        SECTION 6.10. Impairment of Security Interest. The Guarantor and the Company will not, and will not permit any Subsidiary to, take or omit to take any action which reasonably might or would have the result of affecting or impairing the security interests with respect to the Collateral in contravention of this Security Agreement or any other Security Document and the Company and the Guarantor shall not (and shall cause the Subsidiaries not to) grant to, or suffer to exist in favor of, any Person any interest whatsoever in the Collateral except as permitted by the Security Documents. The Guarantor and the Company will not, and will not permit any Subsidiary to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral or Real Property be applied to repay, redeem or otherwise retire any Debt of any Person other than as set forth in Article V of the Indenture, this
Article VI and the other Security Documents.



                                  ARTICLE VII

                                 Miscellaneous

        SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.1 of the Note Agreement and Sections 1.5 and 1.6 of the Indenture.

        SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note Agreement, the Indenture, any other Security Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note Agreement, the Indenture, any other Security Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

        SECTION 7.03. Survival of Agreement. All convenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the issuance of the Second Priority Notes and the Securities, regardless of any investigation made by the holders thereof or on their behalf, and shall continue in full force and effect until this Agreement shall terminate in accordance with Section 7.14.

        SECTION 7.04. Binding Effect: Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 7.06. Certifying Rights of Collateral Agent. The rights, powers and protections afforded the Trustee by the Indenture, including without limitation those enumerated in Section 6.3 thereof, are hereby incorporated herein by reference and made applicable to the Collateral Agent, provided that references therein to "Holders" shall for this purpose be deemed to mean "Securityholders".

     SECTION 7.07. Collateral Agent's Fees and Expenses: Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable fees and expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents (the Collateral Agent and such counsel, experts and agents being collectively referred to as "Indemnitees"), that the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

     (b) Without limitation of its indemnification obligations under the other Security Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 7.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Security Document, the consummation of the transactions contemplated hereby, the repayment of any of the Second

Priority Notes or the Securities, the invalidity or unenforceability of any term or provision of this Agreement or any other Security Document, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 7.07 shall be payable on written demand therefor.


        SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        SECTION 7.09. Waivers: Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Security Documents and of the Secured Parties under the Note Agreement or the Indenture are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Security Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

        (b) Except for any waivers, amendments or modifications comparable to those described in Section 9.1 of the Indenture (references therein to "Holders" being taken to include the Noteholders), neither this Agreement nor any other Security Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to obtaining the prior written consent of the Majority Noteholders and the Majority Securities Holders, each voting as a separate class, in accordance with Section 1.04 hereof.

        SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

        SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or uneforceable provisions.

        SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        SECTION 7.13. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 7.14. Jurisdiction: Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Security Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Security Documents against any Grantor or its properties in the courts of any jurisdiction.

        (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 7.15. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full in cash and the Purchase Commitments (as defined in the Note Agreement) have been terminated.

        (b) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Note Agreement and the Indenture, or upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to the Note Agreement and the Indenture, the Security Interest in such Collateral shall be automatically released, provided that in no event shall all or substantially all of the Collateral be released without the written consent of the Majority Securities Holders and all the Noteholders.

        (c) In connection with any termination or release pursuant to paragraphs (a) and (b) above, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents that the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

        SECTION 7.16. Additional Grantors. Pursuant to Section 10.22 of the Indenture, each Subsidiary (other than any Inactive Subsidiary) of the Company that was not in existence or not such a Subsidiary on the date of the Indenture is required to enter into this Security Agreement upon becoming such a Subsidiary (or upon ceasing to be an Inactive Subsidiary). Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit A to the Indenture, such Subsidiary shall become a Grantor and a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Grantor and a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

        SECTION 7.17. Priorities among Agents. If, as contemplated by Section 10 of the Intercreditor Agreement, it should become necessary to have separate collateral agents to act for the Second Priority Notes ("Second Priority Agent"), then (i) all references in the Intercreditor Agreement to the Junior Collateral Agent shall be taken to refer to the Second Priority Agent so long as any Second Priority Obligations exist, and thereafter to the Third Priority Agent, and (ii) all references in the Security Documents to the Collateral Agent shall be deemed to refer to the Second Priority Agent and the Third Priority Agent jointly so long as any Second Priority Obligations exist, and thereafter to the Third Priority Agent.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                     PSF HOLDINGS, L.L.C.

                                        by /s/ W. R. Patterson
                                          -------------------------------
                                          Name:
                                          Title:



                                     PREMIUM STANDARD FARMS, INC.

                                        by /s/ W. R. Patterson
                                          --------------------------------
                                          Name:
                                          Title:

                                     PRINCETON DEVELOPMENT CORP.

                                        by /s/ W. R. Patterson
                                          ---------------------------------
                                          Name:
                                          Title:

                                     FLEET NATIONAL BANK, as Collateral Agent

                                        by /s/ Paul D. Allen
                                          ---------------------------------
                                          Name:  Paul D. Allen
                                          Title: Vice President